UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Unum Group (the “Company”) held on May 28, 2020 (the “Annual Meeting”), shareholders approved the Unum Group 2020 Employee Stock Purchase Plan (the “2020 ESPP”), as described in Item 5.07 below. The Human Capital Committee of the Board had previously adopted the 2020 ESPP on April 2, 2020, subject to shareholder approval. The 2020 ESPP is intended to qualify as an “Employee Stock Purchase Plan” under Sections 421 and 423 of the U.S. Internal Revenue Code (an “ESPP”) and provides eligible employees of the Company with an option to purchase shares of the Company’s common stock at a discount of up to 15% during designated offering periods. Up to 1,500,000 shares may be issued under the 2020 ESPP plus any shares that remained available for issuance under the Company’s prior ESPP, the Unum Group Amended and Restated Employee Stock Purchase Plan, as of April 1, 2020. A description of the material features of the 2020 ESPP is set forth under the heading “Approval of the Unum Group 2020 Employee Stock Purchase Plan” on pages 101 through 105 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2020 (the “Proxy Statement”). This description of the 2020 ESPP is qualified in its entirety by reference to the full text of the 2020 ESPP, which was included as Appendix B to the Proxy Statement and is filed herewith as Exhibit 10.1.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 28, 2020. Matters submitted to shareholders at the Annual Meeting and voting results were as follows:
Item 1 - Election of Directors. Shareholders elected the eleven director nominees listed below for one-year terms expiring in 2021, based upon the following voting results:

Nominee	For	Against	Abstained	Broker Non-Votes
Theodore H. Bunting, Jr.	166,650,512	1,840,518	161,873	12,110,258
Susan L. Cross	167,814,360	682,415	156,128	12,110,258
Susan D. DeVore	167,809,064	686,105	157,734	12,110,258
Joseph J. Echevarria	155,090,762	13,399,604	162,537	12,110,258
Cynthia L. Egan	165,693,173	2,801,442	158,288	12,110,258
Kevin T. Kabat	161,216,589	7,272,365	163,949	12,110,258
Timothy F. Keaney	167,778,288	711,656	162,959	12,110,258
Gloria C. Larson	161,612,237	6,884,445	156,221	12,110,258
Richard P. McKenney	167,778,794	714,949	159,160	12,110,258
Ronald P. O’Hanley	166,698,879	1,792,052	161,972	12,110,258
Francis J. Shammo	167,769,587	720,346	162,970	12,110,258

Item 2 - Advisory Vote to Approve Executive Compensation. Shareholders approved, on an advisory basis, the compensation of Unum Group’s named executive officers, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
157,655,482	10,721,441	275,980	12,110,258

Item 3 - Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Ernst & Young LLP as Unum Group’s independent registered public accounting firm for 2020, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
172,553,246	7,994,593	215,322	—

Item 4 - Approval of the Unum Group 2020 Employee Stock Purchase Plan. Shareholders approved the Unum Group 2020 Employee Stock Purchase Plan, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
167,462,078	1,045,666	145,159	12,110,258

Item 5 - Approval of the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021. Shareholders approved the Unum European Holding Company Limited Savings-Related Share Option Scheme 2021, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
167,880,380	557,474	215,049	12,110,558

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Unum Group Stock 2020 Employee Stock Purchase Plan.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: June 2, 2020	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary